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                                                                  EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-19541 and No. 333-39361) and Form S-3 (No. 333-31863) of Personnel Group of America, Inc. of our report dated February 3, 1998, except for Note 10, for which the date is March 5, 1998, which appears on page 30 of the 1997 Annual Report to Shareholders, which is included as Exhibit
13.1 in this Annual Report on Form 10-K.




/s/ Price Waterhouse LLP
------------------------
Price Waterhouse LLP
Charlotte, North Carolina
March 28, 1998